Exhibit 10.1

OPNET TECHNOLOGIES, INC.

Restricted Stock Agreement

Granted Under Amended and Restated 2000 Stock Incentive Plan

This Restricted Stock Agreement (the “Agreement”) is made on                     , 2006 (the “Grant Date”), between OPNET Technologies, Inc,. a Delaware corporation (the “Company”), and                      (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Issuance of Shares

The Company shall issue to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s Amended and Restated 2000 Stock Incentive Plan (the “Plan”),                      shares (the “Shares”) of common stock, $0.001 par value, of the Company (“Common Stock”). The Shares will be held in book entry by the Company’s transfer agent in the name of the Participant for that number of Shares issued to the Participant. The Participant agrees that the Shares shall be subject to the forfeiture provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2. Vesting

(a)	The Shares shall vest and become free from the forfeiture provisions in Section 2(b) hereof and become free from the transfer restrictions in Section 4 hereof as set forth below:

No. of Shares	Vesting Date
____	MM/DD/20
____	MM/DD/20
____	MM/DD/20

(b) Except as otherwise provided in this Section 2, the specified Shares shall not vest on the vesting dates specified above unless the Participant, on such date, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended, or any successor to the Company (an “Eligible Participant”). In the event the Participant ceases to be an Eligible Participant for any reason or no reason, with or without cause, then any Shares that are not then vested in accordance with Section 2(a) or 2(c) shall be forfeited immediately and automatically to the Company and the Participant shall have no further rights with respect to such Shares.

(c) Notwithstanding the foregoing, upon the occurrence of a Change of Control Event (as defined in the Plan), all of the Shares shall vest and become free from the forfeiture provisions in Section 2(b) hereof and become free from the transfer restrictions in Section 4 hereof.

3. Automatic Sale Upon Vesting

Upon any vesting of Shares pursuant to Section 2 hereof, the Company shall sell, or arrange for the sale of, such number of the Shares no longer subject to forfeiture under Section 2 as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the lapse of the forfeiture provisions (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations.

The Participant hereby appoints the Company’s Chief Executive Officer or its General Counsel, and each acting individually, the Participant’s attorneys in fact to sell the Participant’s Shares in accordance with this Section 3. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the Shares pursuant to this Section 3.

The Participant represents to the Company that, as of the date hereof, the Participant is not aware of any material nonpublic information about the Company or the Common Stock. The Participant and the Company have structured this Agreement to constitute a “binding contract” relating to the sale of Common Stock pursuant to this Section 3, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

4. Restrictions on Transfer

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, until such Shares have vested, except that the Participant may transfer such Shares subject to the prior approval of the Board of Directors, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the forfeiture provisions contained in Section 2) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan and except as otherwise provided herein, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement. The Company shall not be required (i) to transfer on its books any of the Shares which have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom such Shares have been transferred in violation of any of the provisions of this Agreement.

5. Restrictive Legends

All Shares subject to this Agreement are subject to the following restriction, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate or book entry are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

6. Provisions of the Plan

This Agreement is subject to the provisions of the Plan. A copy of the Plan is available at www.inet.opnet.com.

7. Withholding Taxes; Section 83(b) Election

The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Participant or the lapse of the forfeiture provisions.

The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and other tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

THE PARTICIPANT HAS ELECTED NOT TO FILE AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE WITH RESPECT TO THE ISSUANCE OF THE SHARES.

8. Miscellaneous

(a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by satisfaction of the performance conditions and continuing service as an employee, officer, director, consultant or adviser at the will of the Company (not through the act of being hired or engaged or being granted the Shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee, officer, director, consultant or adviser for the vesting period, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company or the Compensation Committee thereof.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

(e) Notice. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at 7255 Woodmont Avenue, Bethesda, MD 20814 (Attention: General Counsel). Each notice to the Participant shall be addressed to the Participant at the Participant’s last known address.

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

(h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(j) Interpretation. To the extent permitted by applicable law, the Board may delegate any or all of its powers to one or more committees or subcommittees of the Board (a “Committee”). All references in this Agreement to the “Board” or “Board of Directors” shall mean the Board or a

Committee of the Board to the extent that the Board’s powers or authority under this Agreement have been delegated to such Committee. Upon such delegation, the interpretation and construction of any terms or conditions of this Agreement by a Committee shall be final and conclusive.

(k) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP has acted as counsel to the Company in connection with the transactions contemplated by the Agreement, and not as counsel for the Participant.

(l) Delivery of Certificates. Subject to Section 3, the Participant may request that the Company deliver the Shares in certificated form with respect to any Shares that have vested and ceased to be subject to forfeiture pursuant to Section 2.

(m) No Deferral. Notwithstanding anything herein to the contrary, neither the Company nor the Participant may defer the delivery of the Shares.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OPNET TECHNOLOGIES, INC.

By:
Name:
Title:

PARTICIPANT:

Signature

Print Name:

Address:

Social Security Number:

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